PROFESSIONAL RELATIONS AND CONSULTING AGREEMENT

THIS PROFESSIONAL RELATIONS AND CONSULTING AGREEMENT (the “Agreement”) is between HCI VIOCARE., a corporation organized under the laws of Nevada, whose address is 209 Govan Road Glasgow, CA G51 1 HJ (the "Company") and ACORN MANAGEMENT PARTNERS, L.L.C., a Georgia Limited Liability Company located at 4080 McGinnis Ferry Rd #1101, Alpharetta, GA 30005 (the "Consultant").

RECITALS:

WHEREAS, the Consultant is in the business of assisting public companies in strategic business outreach and professional relations services designed to help the investing public become knowledgeable about the benefits of ownership in particular companies through the calling of, and discussing those companies with, financial professionals.

WHEREAS, the Consultant has developed a proprietary multi-layered system designed to build long-term relationships between the Company and the Consultant’s database of licensed financial professionals.

WHEREAS, the Consultant has advised the Company that the Consultant is not in the business of stock brokerage, investment advice, or any activities which require registration under the Securities Act of 1933, as amended (the “Act"), the Securities and Exchange Act of 1934, as amended (the “Exchange Act"), or the Investment Advisors Act of 1940, as amended (the “Advisors Act”) and that the Consultant does not offer services which may require regulation under federal or state securities laws.

WHEREAS, the Company agrees, after having a complete understanding of the services desired by the Company and the services to be provided by the Consultant, that the Company desires to retain the Consultant to provide its services as more fully set forth herein (the “Services”) for the Company, and the Consultant is willing to provide the Services to the Company.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DUTIES AND INVOLVEMENT

The Company hereby engages the Consultant to provide, on a non-exclusive basis, and the Consultant agrees to provide, the Services to the Company, which will include the following investor services:
•
Create a “Full Market Awareness Program” that will be customized by the Consultant to fit the Company’s needs in order to assist the Company in achieving its goals of creating awareness and knowledge about the Company and objectives over a period of time.

•
Drive long-term investors through financial professionals to the Company for fundamental reasons, therefore steadily increasing the shareholder base and creating a truly sophisticated market. This is done by creating relationships with financial professionals over a period of time.

•
Expand the Company’s investor base through production of a “Quick Facts” sheet for the Company and conference calls between financial professionals and the Company’s appointed executive to speak with such professionals. The Consultant will reach out to approximately 3,000 contacts each month and provide a monthly broker report with all interested parties to the Company with relevant contact information.

•	The Services will be performed for and directed at a U.S. audience.

The Consultant may include the following additional services with the prior written consent of the Company: marketing surveys, professional financial investor support, strategic assistance to the Company’s business planning, broker relations, conducting due diligence meetings, attendance at conventions and trade shows, stockholder communications, review and assistance in updating a business plan, review and consulting advice on the capital structure for the Company, financial analyst and newsletter campaigns, conferences, seminars and national and international tours, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, television advertisements/commercials, newsletter production, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and obtaining third party research coverage. These services typically have additional third party fees, costs and service contracts associated with all of them and would be subject to additional funding by the Company at no cost to the Consultant.

The Consultant shall not provide any Services to the Company that would require registration under the Act, the Exchange Act, the Advisors Act, or any other federal securities laws or state securities laws, or any of the regulations promulgated thereunder. The Consultant will not distribute or disseminate any information concerning the Company in any form or medium, unless such information and the form and context in which it is to be presented has either (i) been provided to the Consultant by the Company expressly for distribution or dissemination pursuant to this Agreement, or (ii) has been reviewed and approved in writing by the Company prior to its distribution or dissemination by the Consultant. The Consultant will provide the Company a reasonable amount of time to review and ensure the accuracy and completeness of all such information.

2.	RELATIONSHIP AMONG THE PARTIES

The Consultant and the Company each acknowledge and agree that in providing the Services the Consultant will be acting as an independent contractor.  Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Consultant shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. The Consultant and its employees and agents are not officers, directors or agents of the Company, and will not be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company and the Consultant further acknowledge and agree that the Consultant does not have, through stock ownership or otherwise, the power to control the Company as “control” is defined in the Act, the Exchange Act, or as used in common usage. The Consultant acknowledges and agrees that it is the sole employer of its employees, and the sole contracting entity of its independent contractors and other agents.  Nothing in this Agreement is intended and nothing shall be construed to allow the Company to exercise any control or direction over the employees, independent contractors or other agents of the Consultant.

The Consultant shall be solely responsible for the withholding and/or payment of all taxes (including, but not limited to, federal and state income taxes, social security taxes, unemployment taxes, self-employment taxes and any other taxes or business license fees, and interest and penalties on such taxes and fees) that may be due on any payment to the Consultant under this Agreement, and the Consultant agrees that it will file all tax returns consistent with the foregoing. The Consultant hereby indemnifies and holds the Company harmless against any claims, actions, liability for any taxes of any kind, including any related fines, interest or penalties that may be due and owing to any taxing authority.

3. EFFECTIVE DATE, TERM AND TERMINATION

a.
Term.  Subject to earlier termination according to the terms herein, this Agreement shall be effective on May 18, 2016 (the “Effective Date”) and will continue until May 17, 2017 (the “Initial Term”).  For purposes of this Agreement, the Initial Term and any other Annual Term (as defined below) will be divided into two (2) periods consecutive six (6) month periods. The first six-month period of the Initial Term begins on the Effective Date.

b.
Termination.  This Agreement may be terminated at any time by either party for convenience, upon delivery of written notice to the other party.  If this Agreement is terminated by the Company before the end of any period, then the Consultant shall be entitled to receive the entire compensation for the complete period; after termination of this Agreement, the Consultant shall not be entitled to any compensation for any period that has not started.

4. TERM RENEWAL OR EXTENSION

This Agreement will not be automatically renewed or extended for any successive annual term unless by written mutual agreement on terms to be agreed upon (each of the Initial Term and any successive annual term, an “Annual Term,” and the Initial Term and all successive annual terms, the “Term”).

5. COMPENSATION AND PAYMENT OF EXPENSES

In consideration of the Services, the Company agrees to pay to the Consultant the following fees:

•	First 6 Month period

o	Cash: $17,500 per month, monthly payment made upon the execution of the contract

o
Stock: $250,000 dollars worth of restricted 144 common stock of the Company (“VICA”), due upon the execution of contract. The number of the shares to be determined by dividing $250,000 by the closing price on the last trading day’s closing price on the day before the execution day.

•	Second 6 Month period

o	Cash: $17,500 per month, monthly payment made upon the execution of the contract

o
Stock: $250,000 dollars worth of restricted 144 common stock of the Company (“VICA”), due upon the execution of contract. The number of the shares to be determined by dividing $250,000 by the closing price on the last trading day’s closing price on the day before the execution day.

Payment Terms.

Cash.  First payment will be made on the first day of engagement. All other payments will be made under said terms above. All cash payments will be made by wire and within no later than a 3 day grace period of the due date which is the 18th of the month.

Wells Fargo Bank NA
6175 Windward Parkway
Alpharetta, GA 30005
Phone 678-297-1062
ABA# 121000248

Acorn Management Partners
4080 McGinnis Ferry Road, Suite 1101
Alpharetta, Ga. 30005
Acct#

(If Needed) International Swift Code WFBIUS6S

Stock:  All stock issued by the Company is fully earned on day one (1) of this contract and validated by the execution of the contract and must be issued in accordance to the terms agreed by both parties as set forth above.

The stock may be restricted and will bear the following restricted legend or something similar:

“The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof.  No transfer of these shares or any interest therein may be made except:  (i) pursuant to an effective registration statement under the Act; (ii) pursuant to and in accordance with the terms and conditions of Rule 144; or (iii) pursuant to an opinion of counsel satisfactory to the issuer that such transfer does not require registration under the Act.”

The stock will be delivered to:

ACORN MANAGEMENT PARTNERS, L.L.C.
4080 McGinnis Ferry Road, Suite 1101, Alpharetta, GA 30005
Tax ID Number 26-2597933

Reimbursable Expenses.  The Company shall reimburse the Consultant for reasonable out-of-pocket expenses actually incurred by the Consultant in connection with performance of the Services, up to a total of $15,000 during each Annual Term; provided that (a) any individual expense over $500.00 must be approved in writing by the Company prior to being incurred by the Consultant, and (b) the Consultant must submit an invoice for any such out-of-pocket expenses within a reasonable time after incurring such expenses and in no event later than thirty (30) days after the end of the relevant three-month period in which such expenses are incurred.  Any amount that Consultant is entitled to be reimbursed or to have paid on its behalf under this Agreement that would constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, shall be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred, and (iii) the right to payment or reimbursement is not and shall not be subject to liquidation or exchange for any other benefit.

6. CONSULTANT’S REPRESENTATIONS AND WARRANTIES

The Consultant represents and warrants to, and covenants with, the Company, as follows:

a.
The Consultant has the capacity, power and authority to enter into this Agreement and the Consultant has the expertise, ability, experience and skills necessary to carry out its obligations under this Agreement;

b.
The Consultant and its officers, employees, agents and consultants shall comply with all securities laws, rules and regulations of the United States and any other applicable jurisdictions applicable to the Company and the Consultant, and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade;

c.
The execution and delivery by the Consultant of this Agreement, the incurrence by the Consultant of the obligations set forth in this Agreement and the consummation by the Consultant of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which it is bound or any order, rule or regulation applicable to it of any court, governmental body or administrative agency having jurisdiction over it which would have a material adverse effect on its ability.  In addition, as of the date hereof, neither the Consultant nor any of its officers, employees, agents and consultants are party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment or consultancy containing confidentiality or non-competition covenants, which will adversely affect the performance by the Consultant of its duties under this Agreement;

d.
The Consultant shall, and shall cause its officers, employees, agents and co-consultants to act at all times in the best interests of the Company and to perform the Services contemplated by this Agreement with the standard of care, skill and diligence of an experienced consultant with experience in performing investor relations, public relations and related types of services;

e.
In the event that the Company desires to suspend (not terminate) the Services, the Consultant, upon notice from the Company, will suspend all Services under this Agreement for the period directed by the Company without effect on the payment of compensation due hereunder;

f.
The Consultant will not engage or attempt to engage in any transaction involving the offer or sale of securities of the Company, and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company, at any time that the Consultant is in possession of “material non-public information” concerning the Company;

g.
Neither the Consultant nor any of its affiliates or associates have or will act or be considered to act as a finder, underwriter, broker, dealer or promoter of any of the Company’s securities and none of the services required to be provided by the Consultant under this Agreement shall require that they be registered as such. Further, the Consultant agrees not to perform any services under this Agreement that would require such registration. All payments and authorizations under this Agreement constitute compensation for services performed or to be performed and do not constitute an offer, payment, promise or authorization for payment to the Consultant, or its affiliates and/or associates to act as a finder, underwriter, broker, dealer or promoter of any of the Company’s securities;

h.	The Consultant shall comply with all instructions and directions regarding the Services under this Agreement received from the Company;
i.
Neither the Consultant nor any of the Consultant’s officers, directors or employees is subject to any disciplinary action by either the Financial Industry Regulatory Authority (“FINRA”) or the U.S. Securities and Exchange Commission by virtue of any violation of such organization’s rules and regulations and that to the best of its knowledge; none of its affiliates or subcontractors are subject to any such similar disciplinary action; and

7. SERVICES NOT EXCLUSIVE

The Consultant shall devote such of its time and effort necessary to the performance of the Services hereunder. The Company acknowledges that the Consultant is engaged in other business activities, and that it will continue such activities during the Term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the Term of this Agreement, including, without limitation, providing services similar to the Services to companies who may compete with the Company.

8. CONFIDENTIALITY

a.
“Confidential Information” means any and all proprietary or confidential scientific, technical, financial or business information  in whatever form (written, oral or visual) that is furnished or made available to one party (“Recipient”) by or on behalf of the other party (“Discloser”), and that (i) if in tangible form, is labeled in writing as proprietary or confidential; (ii) if in oral or visual form, is identified as proprietary or confidential at the time of disclosure or within fifteen (15) days thereafter; or (iii) is commonly regarded as confidential or proprietary in the life sciences industry.

b.
Each party acknowledges that it may have access to Confidential Information regarding the other party and its business. Recipient agrees to (i) hold in confidence all of Discloser’s Confidential Information and not disclose such Confidential Information without the prior written consent of Discloser; (ii) use Discloser’s Confidential Information solely in connection with the Services provided under this Agreement; (iii) treat Discloser’s Confidential Information with the same degree of care Recipient uses to protect Recipient’s own confidential information but in no event with less than a reasonable degree of care; (iv) reproduce Discloser’s Confidential Information solely to the extent necessary in connection with the Services provided under this Agreement, with all such reproductions being considered Discloser’s Confidential Information; and (v) notify Discloser of any unauthorized disclosure of Confidential Information promptly upon becoming aware of such disclosure.

c.
Upon the request of Discloser, Recipient will promptly (i) at Discloser’s option, either destroy (in a manner reasonably acceptable to Discloser) or return to Discloser any and all of Discloser’s Confidential Information; and (ii) if Discloser elects to have Recipient destroy such Confidential Information and other materials, provide a written certification to Discloser regarding such destruction. Recipient may, however, retain one copy of Discloser’s Confidential Information in its confidential files, solely for the purpose of monitoring its continuing obligations of confidentiality under this Agreement.

d.
The Consultant acknowledges that, pursuant to this Agreement, the Consultant may receive confidential insider information that may be considered “material non-public information” of the Company and/or that may be considered “material non-public information” of another company involved in a collaboration with the Company whose securities are publicly-traded. Therefore, the Consultant may, from time to time, be prohibited by law from trading the securities of the Company and/or another company collaborating with the Company, and may be prohibited by law from communicating certain Confidential Information to any person when it is reasonably foreseeable that the recipient is likely to trade securities in reliance on such information.  The Consultant acknowledges that it is aware of these obligations and restrictions and that any failure to comply with these obligations and restrictions by the Consultant would constitute a material breach of this Agreement.

e.
All documents, data, records, materials, compounds, apparatus, equipment and other physical property furnished or made available by or on behalf of the Company to the Consultant in connection with this Agreement are and will remain the sole property of the Company.

f.
The Consultant shall not use the name, logo, trade name, service mark, or trademark, or any simulation, abbreviation, or adaptation of the same, or the name of the Company or any of its affiliates for publicity, promotion, or other uses without the Company’s prior written consent.

9.           COMPLIANCE WITH LAW; INDEMNIFICATION

a.
In connection with all services performed pursuant to this Agreement, the Consultant shall comply with all applicable laws, rules and regulations, including but not limited to (i) all securities laws, rules and regulations of the United States and any other applicable jurisdictions applicable to the Company or the Consultant,  (ii) all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade and (iii) the United States Foreign Corrupt Practices Act, as amended from time to time, and the OECD Anti-Bribery Convention. The Consultant will not engage in any transaction involving the offer or sale of securities of the Company, and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company at any time that the Consultant is in possession of “material non-public information” concerning the Company.

b.
The Consultant hereby covenants and agrees to indemnify the Company, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney’s fees (including such fees on appeal) incurred by any of them resulting from or arising out of any action by the Consultant which constitutes a violation of any law or regulation or as a result of any misrepresentation or other breach of this Agreement made by the Consultant.

c.
The Company hereby covenants and agrees to indemnify the Consultant, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney’s fees (including such fees on appeal) incurred by any of them resulting from or arising out of any untrue statement of any material fact contained in any registration statement, prospectus or report filed by the Company with the U.S. Securities and Exchange Commission; or that arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or as a result of any misrepresentation or other breach of this Agreement made by the Company; provided that the Company’s obligations under this Section 9(c) are conditioned upon the Consultant (i) promptly notifying the Company of any claim in writing; (ii) cooperating with the Company in the defense of the claim; and (iii) granting the Company sole control of the defense or settlement of the claim.

10. MISCELLANEOUS PROVISIONS

a.
Notices.  All notices required or permitted to be given under this Agreement shall be effective only if in writing (which includes electronic mail), and shall be deemed to have been given, received, and delivered (a) when personally delivered; (b) on the third (3rd) business day after the date on which mailed by certified or registered United States mail, postage prepaid and return receipt requested; or (c) on the same date on which transmitted by facsimile, electronic mail or other similar electronic means generating a receipt evidencing a successful transmission; or (d) on the next business day after the business day on which deposited with a public carrier regulated under United States laws for the fastest commercially available delivery (e.g., overnight), with a return receipt (or equivalent thereof administered by such regulated public carrier) requested, in a sealed envelope addressed to the party for whom intended at the address set forth on the signature page of this Agreement or such other address as either party may designate upon at least ten (10) days’ written notice to the other party.

b.	Time. Time is of the essence of this Agreement.
c.	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.
d.
Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

e.	Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.
f.
Further Action. To the extent permitted by applicable law, the parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

g.
Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby and shall continue in full force and effect.

h.
Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other and any attempted assignment in violation of this provision shall be null and void, but subject to the foregoing, shall be binding upon the successors of the parties.

i.	Choice of Law. This Agreement shall be construed by and enforced in accordance with the laws of the state of New York.
j.
Arbitration.  All disputes, claims and controversies arising out of or relating to the interpretation or enforcement of this Agreement, including but not limited to the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 10(j), shall be determined by arbitration in New York, New York, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.  Judgment on the arbitrator’s award may be entered in any court of competent jurisdiction.  This Section 10(j) shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.   The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

k.
Entire Agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

l.	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.
m.
Counterparts; Electronic Signatures. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement.  A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in ".tif" or ".pdf" format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party’s original signature.

[Signatures appear on the following page.]

| Page             Initial___/___

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:		CONSULTANT:
HCI VIOCARE.		ACORN MANAGEMENT PARTNERS, L.L.C.
Title: CEO		Title: CEO
By:	SOTIRIOS LEONTARITIS	By:	JOHN R. EXLEY III
        SIGNATURE                                                                                                                                                    SIGNATURE

Date: May 18, 2016

| Page             Initial___/___